Exhibit 10.1

DEBT EXCHANGE AGREEMENT

THIS DEBT EXCHANGE AGREEMENT (this “Debt Exchange Agreement”), dated as of February 5, 2024, is entered into by and between IIOT-OXYS, Inc., a Nevada corporation with its principal offices at 705 Cambridge St., Cambridge, MA 01241 (the “Company”), and the noteholder set forth on the signature page hereto (the “Noteholder”).

WHEREAS, as of the date set forth on the signature page hereto, the Noteholder purchased a senior secured convertible promissory note of the Company (the “Convertible Note”) in the principal amount set forth on the signature page hereto, with an interest rate set forth on the signature page hereto, pursuant to the terms of that certain Securities Purchase Agreement (the “Securities Purchase Agreement”), by and among the Company and the Noteholder;

WHEREAS, in order to induce the Noteholder to purchase, the Convertible Note, as provided for in the Securities Purchase Agreement, the Company agreed to grant a security interest to the Noteholder in and to certain collateral of the Company (the “Collateral”) in order to secure the prompt and complete payment, observance and performance of under the Convertible Note, pursuant to the terms of that certain Security Agreement (the “Security Agreement”), by and among the Company and the Noteholder;

WHEREAS, the Convertible Note’s maturity date (as it may have been amended to date, the “Maturity Date”), is set forth on the signature page hereto;

WHEREAS, the Convertible Note’s conversion rate (as it may have been amended to date, the “Conversion Rate”), is set forth on the signature page hereto;

WHEREAS, the aggregate amount of principal and interest that will be due and payable under the Convertible Note as of the Maturity Date (the “Conversion Amount”) is set forth on the signature page hereto; and

WHEREAS, the Company and the Noteholder desire to convert the entire Conversion Amount into the number of shares of Series C Preferred Stock of the Company set forth on the signature page hereto (the “Exchange Shares”), at the Stated Value per Exchange Share (as stated in the Certificate of Designation for the Series C Preferred Stock).

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.The Debt Exchange.

(a)Issuance of Exchange Shares; Cancellation of Indebtedness. Subject to the terms and conditions of this Debt Exchange Agreement, at the Closing (as defined below), the Company shall issue the Exchange Shares to the Noteholder in exchange for the cancellation of all indebtedness of the Company owed to the Noteholder as evidenced by the Convertible Note, and for no additional consideration (the “Debt Exchange”).

(b)General Release. Subject to the terms and conditions of this Debt Exchange Agreement, at the Closing (as defined below), the Noteholder hereby releases, waives, discharges and relinquishes any and all rights, claims, demands, contentions and causes of action of every kind, nature, character and description whatsoever, whether known or unknown, suspected or unsuspected, apparent or concealed, fixed or contingent, arising from the Convertible Note, the Securities Purchase Agreement, and the Security Agreement (collectively, the “Debt Documents”) on or before the Closing Date, which it now has or hereafter may be entitled to claim against the Company, its directors, officers, managers, members, agents, attorneys, and employees (the “Released Parties”), including but without limiting the generality of foregoing, all claims arising from or in connection with or otherwise resulting from any matter, event, state of facts, claim, contention or cause whatsoever, occurring or existing in connection with or relating to the Debt Documents on or before the Closing Date (collectively, the “Claims”). The Noteholder agrees that the waiver and release described in this Section 1(b) applies to all Claims, whether or not the Noteholder currently knows about them or suspects that they exist. Notwithstanding anything to the contrary expressed or implied herein, however, none of the foregoing released Claims shall include any claims against a Released Party arising by reason of such Released Party’s breach of this Debt Exchange Agreement. In addition, none of the foregoing releases extend to any breach of the Debt Exchange Agreement, and no remedies for any such breach are being released herein.

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(c)Fractional Exchange Shares. The Exchange Shares shall be issued in full satisfaction and payment of all indebtedness of the Company owed to the Noteholder as evidenced by the Convertible Note. In the event that, as a result of the Debt Exchange, fractional Exchange Shares would be required to be issued, such fractional Exchange Shares shall be rounded up or down to the nearest whole share.

(d)Section 3(a)(9) Exchange Offer. It is the intent of the Company that the Debt Exchange be effectuated pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereunder, and that, therefore, the holding period of the Convertible Note will, for securities law purposes, be tacked to the holding period of the Exchange Shares. In this regard, the Company covenants to use its best efforts to cause its transfer agent to issue certificates representing shares of Common Stock issued upon the conversion of the Exchange Shares (the “Conversion Shares”) without any restricted legend, and, if required by the transfer agent, to obtain an opinion of counsel addressed to the transfer agent to that effect.

2.Closing Deliveries.

(a)At the Closing, the Company shall deliver to the Noteholder:

(i)book entry shares in the name of the Noteholder, or the Noteholder’s designees, representing the Exchange Shares, free and clear of all lines and encumbrances, together with evidence of the calculation of the number of Exchange Shares contemplated by Section 7; and

(ii)such other documents, certificates or other information as the Noteholder or its counsel may reasonably request.

(b)At the Closing, the Noteholder shall deliver to the Company:

(i)the original Convertible Note, for cancellation. Without limiting the generality of the foregoing, at the Closing, the Noteholder acknowledges that the Exchange Shares include consideration for the payment of all future interest due on or before the Maturity Date under the Convertible Note; and

(ii) such other documents, certificates or other information as the Company or its counsel may reasonably request.

3.The Closing. The closing of the Debt Exchange shall occur as the parties hereto agree upon the satisfaction of the conditions to closing set forth in Section 4 below (other than conditions to be satisfied at Closing) (the “Closing” and, the date on which the Closing actually occurs the “Closing Date”).

4.Conditions to Closing.

(a)Conditions to the Noteholder’s Obligations. The obligations of the Noteholder to consummate the transactions contemplated hereby are subject to the fulfillment by the Company prior to, or at, the Closing of each of the following conditions, any of which may be waived in writing by the Noteholder:

(i)The representations and warranties of the Company contained in Section 5 shall be true and correct on and as of the date of the Closing.

(ii)The Company shall have performed or fulfilled all agreements and obligations contained herein that are required to be performed or fulfilled by the Company prior to the Closing.

(iii)The Company shall have complied with, and the Debt Exchange shall be effective under, all federal and state securities laws applicable to the Debt Exchange. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or any state or foreign country that are required in connection with the Exchange shall be duly obtained and effective.

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(iv)All corporate and other proceedings required to be taken by the Company in connection with the Exchange and the other transactions contemplated hereby and all documents incident thereto shall have been duly and validly taken, and all necessary consents, approvals or authorizations required to be obtained by the Company on or prior to the Closing shall have been obtained.

(b)Conditions to the Company’s Obligations. The obligations of the Company to consummate the transactions contemplated hereby are subject to the fulfillment by Noteholder prior to, or at, the Closing of each of the following conditions, any of which may be waived in writing by the Company:

(i)The representations and warranties of the Noteholder contained in Section 6 shall be true and correct on and as of the date of the Closing.

(iii)The Noteholder shall have performed or fulfilled all agreements, obligations and conditions contained herein and required to be performed or fulfilled by it before the Closing.

5.Representations and Warranties of the Company. As of the date of this Debt Exchange Agreement and as of the Closing, the Company hereby represents and warrants to the Noteholder that the following representations and warranties are true and complete as of each respective date:

(a)Organization and Standing. The Company is a corporation duly organized, validly existing under, and by virtue of, the laws of the State of Florida, and is in good standing under such laws. The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as proposed to be conducted.

(b)Corporate Power. The Company has all requisite legal and corporate power and authority to execute and deliver this Debt Exchange Agreement and the other agreements contemplated hereby, to sell and issue the Exchange Shares, and to carry out and perform its obligations under the terms of this Debt Exchange Agreement and the Debt Exchange.

(c)Authorization. All corporate action on the part of the Company and its officers, directors and stockholders necessary for the (i) authorization, execution, delivery and performance of this Debt Exchange Agreement, (ii) authorization, sale, issuance and delivery of the Exchange Shares, and (iii) performance of all of the Company’s obligations hereunder, have been taken or will be taken prior to the Closing. This Debt Exchange Agreement has been duly executed by the Company and constitutes (or will constitute) the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d)No Conflicts; Consents. The execution, delivery and performance by the Company of this Debt Exchange Agreement and the documents to be delivered hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) violate or conflict with the articles of incorporation or bylaws of the Company, as such have been amended to date; (b) violate or conflict with any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company; (c) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under, or give rise to a right of termination, acceleration or modification of any obligation or loss of any benefit under any agreement or other instrument to which the Company is a party, including without limitation the Convertible Note. No consent, approval, waiver or authorization is required to be obtained by the Company from any person in connection with the execution, delivery and performance by the Company of this Debt Exchange Agreement or the consummation of the transactions contemplated hereby or thereby.

(e)Valid Issuance of Stock. The Exchange Shares have been duly authorized and, when issued, sold and delivered in compliance with the provisions of this Debt Exchange Agreement, will be duly and validly issued, fully paid and nonassessable and issued in compliance with applicable federal and state securities laws. The Exchange Shares will be free and clear of any liens or encumbrances; provided, however, that the Exchange Shares shall be subject to restrictions on transfer under state and/or federal securities laws. None of the Exchange Shares will be subject to any preemptive rights or rights of first refusal.

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(f)Exemption. It is the intention of the Company that the Debt Exchange be made pursuant to an exemption from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereunder.

(g)Not Acting for Others. The Company acknowledges that the Noteholder is acting in its individual capacity hereunder and not for any other holders of the Company’s outstanding convertible promissory notes, and that accordingly, this Debt Exchange Agreement shall in no way effect the rights of any other holders of the Company’s outstanding convertible promissory notes. The Company further acknowledges that the Noteholder is making no representations, warranties or covenants on behalf of such other holders of the Company’s outstanding convertible promissory notes.

(h)OTC Compliance. The Company is in compliance with applicable continued listing requirements of OTC Pink tier of the OTC Markets (the “OTC Pink”). There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on the OTC Pink and the Company has not received any notice of, nor to the Company’s knowledge is there any basis for, the delisting of the Common Stock from the OTC Pink.

6.Representations and Warranties of the Noteholder. As of the date of this Debt Exchange Agreement and as of the Closing, Noteholder hereby represents and warrants to the Company that the following representations and warranties are true and complete as of each respective date:

(a)Organization and Standing. If the Noteholder is an entity, the Noteholder is duly organized, validly existing and in good standing under, and by virtue of, the laws of its jurisdiction of formation.

(b)Corporate Power. If the Noteholder is an entity, the Noteholder has all power and authority to execute and deliver this Debt Exchange Agreement, purchase the Exchange Shares, effect the Debt Exchange, and carry out and perform its obligations under the terms of this Debt Exchange Agreement and the transactions contemplated hereby.

(c)Authorization. If the Noteholder is an entity, all corporate action on the part of the Noteholder necessary for the authorization, execution, delivery and performance of this Debt Exchange Agreement, the purchase of the Exchange Shares, the Debt Exchange, and the performance of all of the Noteholder’s obligations hereunder have been taken or will be taken prior to the Closing. This Debt Exchange Agreement has been duly executed by the Noteholder and constitutes the valid and legally binding obligation of the Noteholder, enforceable against the Noteholder in accordance with its terms, subject to the laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

(d)For the Noteholder’s Account. The Noteholder represents and confirms that the Exchange Shares to be issued to the Noteholder hereunder are being and will be acquired for the Noteholder’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof.

(e)Accredited Investor and Investment Experience. The Noteholder is an “Accredited Investor,” as such term is defined in Regulation D promulgated under the Securities Act. The Noteholder represents that is and its representatives are experienced in evaluating and investing in private placement transactions of securities of companies in a similar stage of development as the Company and that the Noteholder can bear the economic risk of an investment in the Exchange Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the investment in the Exchange Shares.

7.Calculation of Exchange Shares. The number of Exchange Shares to be issued in the debt Exchange shall equal the Conversion Amount divided by $1,200.00 per share.

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8.Covenants.

(a)Removal of Legend. The Company covenants to cause its transfer agent to remove any restrictive legends on the Conversion Shares within two (2) business days of the date when such Conversion Shares are freely transferrable by the Noteholder under Rule 144 of the Securities Act.

(b)Indemnification. Each party shall defend, indemnity and hold harmless the other party and its officers, directors, employees, owners, insurers and agents against all obligations, demands, claims and liabilities claimed or asserted by any other party (collectively, “Claims”) in connection with the transactions contemplated by this Debt Exchange Agreement. The Company agrees to promptly reimburse the Noteholder for its reasonable costs and expenses, including attorneys’ fees and legal expenses, incurred in connection with the enforcement of this Debt Exchange Agreement.

(c)Continuous Listing of Common Shares. The Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the OTC Pink, or on a national securities exchange, and, in accordance therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the OTC Pink, or such national securities exchange, as applicable.

9.Termination. This Debt Exchange Agreement may be terminated at any time prior to the Closing:

(a)by the mutual written consent of the Company and the Noteholder;

(b)by the Noteholder by written notice to the Company if the Noteholder is not then in material breach of any provision of this Debt Exchange Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company pursuant to this Debt Exchange Agreement that would give rise to the failure of any of the conditions specified in Section 4(a) and such breach, inaccuracy or failure has not been cured by the Company within two (2) days of the Company’s receipt of written notice of such breach from the Noteholder;

(c)by the Company by written notice to the Noteholder if the Company is not then in material breach of any provision of this Debt Exchange Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Noteholder pursuant to this Debt Exchange Agreement that would give rise to the failure of any of the conditions specified in Section 4(b) and such breach, inaccuracy or failure has not been cured by the Noteholder within two (2) days of the Noteholder’s receipt of written notice of such breach from the Company; or

(d)by the Company or the Noteholder in the event that (i) there shall be any law that makes consummation of the transactions contemplated by this Debt Exchange Agreement illegal or otherwise prohibited, or (ii) any governmental authority shall have issued a governmental order restraining or enjoining the transactions contemplated by this Debt Exchange Agreement, and such governmental order shall have become final and non-appealable.

10.Effect of Termination. In the event of the termination of this Debt Exchange Agreement in accordance with Section 9, this Debt Exchange Agreement shall forthwith become void and there shall be no liability on the part of any party hereto except:

(a)as set forth in this Section 10 and Section 9(d) hereof; and

(b)that nothing herein shall relieve any party hereto from liability for any willful breach of any provision hereof.

For the sake of clarity, (i) until the Closing, the Convertible Note, and the parties’ rights and obligations thereunder, shall remain in effect in accordance with their respective terms, and (ii) in the event that this Debt Exchange Agreement is terminated, the Convertible Note, and the parties’ rights and obligations thereunder, shall remain in effect in accordance with their respective terms.

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11.Miscellaneous.

(a)Survival of Representations, Warranties and Covenants. The warranties, representations and covenants of the Company and of the Noteholder contained in or made pursuant to this Debt Exchange Agreement shall survive the execution and delivery of this Debt Exchange Agreement and the Closing.

(b)Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Debt Exchange Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Debt Exchange Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Debt Exchange Agreement, except as expressly provided in this Debt Exchange Agreement.

(c)Governing Law. This Debt Exchange Agreement is to be construed in accordance with and governed by the internal laws of the State of Nevada without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Nevada.

(d)Counterparts. This Debt Exchange Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Signatures received by pdf shall be deemed to be original signatures.

(e)Titles and Subtitles. The titles and subtitles used in this Debt Exchange Agreement are used for convenience only and are not to be considered in construing or interpreting this Debt Exchange Agreement.

(f)Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Debt Exchange Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) if delivered personally, when received, (b) if transmitted by facsimile or email, on the date of transmission with receipt of a transmittal confirmation, or (c) if by international courier service, on the second (2nd) business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service. A party may change or supplement the addresses provided in this Debt Exchange Agreement, or designate additional addresses, for purposes of this Section 11(f) by giving the other party written notice of the new address in the manner set forth above.

(g)Amendments and Waivers. Any term of this Debt Exchange Agreement may be amended and the observance of any term of this Debt Exchange Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Noteholder.

(h)Severability. If one or more provisions of this Debt Exchange Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Debt Exchange Agreement and the balance of this Debt Exchange Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(i)Entire Agreement. This Debt Exchange Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned, being the duly authorized representative of the Company, has executed this Debt Exchange Agreement as of the date set forth above.

COMPANY:

IIOT-OXYS, INC.

By: /s/ Karen McNemar
Name: Karen McNemar
Title: COO

The undersigned, desiring to enter into the Debt Exchange Agreement, as of the date set forth above, hereby agrees to convert the entire Conversion Amount set forth below into the number of Exchange Shares set forth below. The undersigned specifically acknowledges having read the representations section in the Debt Exchange Agreement entitled “Representations and Warranties of the Noteholder” and hereby represents that the statements contained therein are complete and accurate with respect to the undersigned.

NOTEHOLDER (individual)	NOTEHOLDER (entity)
MedSpace, LLC
Signature	Name of Entity

/s/ Giro DiBiase
Print Name	Signature

Giro DiBiase
Signature (if Joint Tenants or Tenants in Common)	Print Name
Managing Member
Title

1/22/2019
Date of Purchase	Date of Purchase

$55,000
Principal Amount of Convertible Note	Principal Amount of Convertible Note

5%
Interest Rate (per annum)	Interest Rate (per annum)

March 1, 2024
Maturity Date	Maturity Date

$1,200 to 1 share
Conversion Rate	Conversion Rate
$68,825
Conversion Amount	Conversion Amount
57
Number of Exchange Shares (@ $1,200.00 per share)	Number of Exchange Shares (@ $1,200.00 per share)

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